_________________________________________________________
                                     ______________



                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                        FORM 8-K


                                     CURRENT REPORT


                         Pursuant to Section 13 or 15(d) of the
                               Securities Exchange Act of 1934


                              Date of Report:  May 24, 1996



                                 NPC INTERNATIONAL, INC.

                        (Exact name of registrant as specified in its
                                        charter)


                                         Kansas

                                (State of incorporation)


                             0-13007

                48-0817298

                               (Commission
                     (IRS Employer
                           File Number)
                Identification No.)


                     720 W. 20th Street, Pittsburg, Kansas 66762

                     (Address of principal executive office)
                     (Zip Code)










                         Registrant's telephone number:  (316-231-3390)

                _________________________________________________________







                                       Page 1 of 2
                Item 2.   Acquisition or Disposition of Assets


                     NPC International, Inc. completed  the sale of  it's
                Northwest-based Skipper's chain to a Seattle investment group on May 14, 1996. The transaction is effective as of March 25, 1996. The company has recorded an impairment and loss provision of approximately $20,000,000 related to the sale in their fiscal year-ended March 26, 1996.

                     The transaction  includes the  sale  of all  of  the
                outstanding stock of Skipper's Inc. with NPC retaining certain assets, principally comprised of real-estate, and liabilities associated with the February 1995 closure of approximately 77 Skipper's units. Additionally, NPC will retain certain liabilities established as of March 25, 1996.

                     For the fiscal year ended March 26, 1996,  Skipper's
                aggregated revenues of $44,910,000, losses from restaurant operations of $194,000 and operating losses exclusive of the impairment and loss provision of $4,008,000.


                Item 7.   Financial Statements, Pro Forma
                          Financial Information and Exhibits.

                     (a)    Pro  forma financial  information.   Attached
                            hereto as Exhibit 1

                     Exhibit     Description

                        A Acquisition Agreement by and among NPC International, Inc., Seattle Crab Co. and Skipper's, Inc.

                        B        Lease Indemnification Agreement

                        C        Liability Assumption Agreement

                        D        Environment Compliance Agreement

                        E        Administrative Services Agreement

                        F        Non-Competition Agreement

                                       SIGNATURES


                     Pursuant to the requirements of the Securities
                Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            NPC INTERNATIONAL, INC.


                Date:  May 24, 1996         By:
                                                  Troy D. Cook
                                                  Vice President and
                                                  Chief Financial
                Officer

                                       Page 2 of 2